     As filed with the Securities and Exchange Commission on May 14, 1999

                                                     Registration No. 333-
________________________________________________________________________________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                         TARGETED GENETICS CORPORATION
            (Exact name of Registrant as specified in its charter)


                         Washington                                                        91-1549568
(State or other jurisdiction of incorporation or organization)                (I.R.S. Employer Identification No.)

                           1100 Olive Way, Suite 100
                          Seattle, Washington  98101
         (Address of principal executive offices, including zip code)


                         TARGETED GENETICS CORPORATION
                            1999 STOCK OPTION PLAN
                           (Full title of the plan)


                               H. STEWART PARKER
                     President and Chief Executive Officer
                         Targeted Genetics Corporation
                           1100 Olive Way, Suite 100
                          Seattle, Washington  98101
                                (206) 623-7612
(Name, address and telephone number, including area code, of agent for service)

                            ______________________

                                   Copy to:

                               STEPHEN M. GRAHAM
                               Perkins Coie LLP
                         1201 Third Avenue, 40th Floor
                        Seattle, Washington  98101-3099

                            ______________________

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Proposed Maximum
         Title of Securities                     Number to Be         Proposed Maximum        Aggregate Offering       Amount of
          to Be Registered                       Registered(1)   Offering Price Per Share(2)        Price(2)        Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share             1,500,000             $1.6095                 $2,414,250.00          $672.00
-----------------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share is estimated to be $1.6095, based on the average of the high ($1.688) and low ($1.531) prices for the Common Stock on May 10, 1999, as reported on the Nasdaq National Market.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 10, 1999, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on April 26, 1994 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicate that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 11 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     The Registrant has entered into indemnification agreements with each of its executive officers and directors in which the Registrant agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Washington law. Under these indemnification agreements, the officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the Registrant's Board of Directors or unless the action is to enforce the provisions of the indemnification agreements.

     No indemnity pursuant to the indemnification agreements shall be provided by the Registrant on account of any suit in which a final, unappealable judgment is rendered against an executive officer or director for an accounting of profits made from the purchase or sale by the executive officer or director of securities of the Registrant in violation of the provisions of Section 16(b) of the Exchange Act, and amendments thereto, or for damages that have been paid directly to the executive officer or director by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Registrant.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.  EXHIBITS


   Exhibit
   Number                                 Description
   -------                                -----------
      5.1     Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
     23.1     Consent of Ernst & Young LLP, Independent Auditors
     23.2     Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
     24.1     Power of Attorney (see signature page)
     99.1     Targeted Genetics Corporation 1999 Stock Option Plan

Item 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 14th day of May, 1999.

                                      TARGETED GENETICS CORPORATION


                                      /s/ H. STEWART PARKER
                                      ------------------------------------------
                                      By:  H. Stewart Parker
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints H. Stewart Parker and James A. Johnson, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 14th day of May, 1999.

      Signature                                     Title
      ---------                                     -----
/s/ H. STEWART PARKER                 President, Chief Executive Officer (Principal Executive
-----------------------------         Officer) and Director
  H.  Stewart Parker

/s/ JAMES A. JOHNSON                  Senior Vice President, Finance and Administration, Chief
-----------------------------         Financial Officer, Treasurer and Secretary (Principal
James A. Johnson                      Financial Officer)

/s/ JEREMY CURNOCK COOK               Chairman of the Board and Director
-----------------------------
Jeremy Curnock Cook

/s/ JACK L. BOWMAN                    Director
-----------------------------
Jack L. Bowman

/s/ JAMES D. GRANT                    Director
-----------------------------
James D. Grant

/s/ LOUIS P. LACASSE                  Director
-----------------------------
Louis P. Lacasse

/s/ MARK P. RICHMOND                  Director
-----------------------------
Mark P. Richmond

/s/ MARTIN P. SUTTER                  Director
-----------------------------
Martin P. Sutter

                               INDEX TO EXHIBITS

   Exhibit
   Number                                 Description
   -------                                -----------
      5.1     Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
     23.1     Consent of Ernst & Young LLP, Independent Auditors
     23.2     Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
     24.1     Power of Attorney (see signature page)
     99.1     Targeted Genetics Corporation 1999 Stock Option Plan